Exhibit 5.1

                             REID & PRIEST LLP
                            40 West 57th Street
                          New York, NY  10019-4097
                           Telephone 212 603-2000
                             Fax 212 603-2001

                                                             (212) 603-2000

                                                     New York, New York
                                                     October 14, 1997


             Bradley Pharmaceuticals, Inc.
             383 Route 46 West
             Fairfield, New Jersey 07004

                       Re:  Registration Statement on Form SB-2
                            -----------------------------------

             Gentlemen:

                       As counsel for  Bradley Pharmaceuticals, Inc.,  a
             New Jersey corporation (the "Company"), we have been requested to furnish our opinion as to the matters hereinafter set forth relating to the proposed offering to the public pursuant to the registration statement of the Company on Form SB-2, as the same may be amended (the "Registration Statement"), of up to 1,450,000 shares of Class A common stock, no par value per share, of the Company (the "Shares"), to be sold by Berlex Laboratories, Inc. ("Berlex"), the Selling Stockholder listed in the Registration Statement.

                       In  connection therewith, we have examined, among
             other things, the Certificate of Incorporation and By-Laws of the Company, each as amended, and the various proceedings taken by the Company in connection with the filing of the Registration Statement and the proposed sale by Berlex, pursuant to the Registration Statement, of the Shares. In addition, we have examined such other agreements, documents, certificates and instruments, and made such further investigations as we have deemed necessary as a basis for the opinions set forth below. In our examinations of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, signatures and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies.

                       Based upon the  foregoing, and having  regard for
             such legal considerations as we deem relevant, we are of the opinion that:

                       1.   The   Company   is   a    corporation   duly
             incorporated and existing in good standing under the laws of the State of New Jersey.

                       2. The Shares being sold by Berlex pursuant to the Registration Statement have been duly authorized, issued and delivered to Berlex and upon the sale of such Shares by Berlex in accordance with the terms of the Registration Statement, will continue to be validly issued, fully paid and non-assessable.

                       We hereby  consent to the filing  of this opinion
             as an exhibit to the Registration Statement and to the references to us contained therein under the heading "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                           Very truly yours,

                                           /s/ Reid & Priest LLP

                                           REID & PRIEST LLP